LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

The
undersigned,
being a person or entity subject to the reporting obligations of Section 16 of the Securities and Exchange Act of 1934, as amended (the "Act"), with respect to ownership of securities of Martha
Stewart Living Omnimedia, Inc.
(the "Corporation"), hereby constitutes
and appoints Howard Hochhauser and
John R. Cuti as the undersigned's true
and lawful attorneys-in-fact and
agents to complete and execute such
Forms 3, 4 and 5 and other forms as
such attorneys shall in their
discretion determine to be required or
advisable pursuant to Section 16
of the Act, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the
Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorneys shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney
shall
remain in full force and effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is
executed as of
the date set forth below.

/s/ Jill A. Greenthal

Jill A. Greenthal

Dated: February 16, 2006